Registration No. 333-________
     =====================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ---------
                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------
                                   CULP, INC.
             (Exact name of registrant, as specified in its charter)

                            North Carolina 56-1001967
                (State or other jurisdiction of (I.R.S. Employer)
               incorporation or organization) Identification No.)

                              101 South Main Street
                      High Point, North Carolina 27261-2686
                    (Address of principal executive officers)
                                  -------------

                                   Culp, Inc.
                          Performance-Based Option Plan
                            (Full title of the plan)

                                  -------------

                                FRANKLIN N. SAXON
                Senior Vice President and Chief Financial Officer
                                   Culp, Inc.
                              101 South Main Street
                      High Point, North Carolina 27261-2686
                     (Name and address of agent for service)
                                 (910) 889-5161
          (Telephone number, including area code, of agent for service)
                                  -------------
                         CALCULATION OF REGISTRATION FEE
================================================================================
          Title of securities Amount to be Proposed Proposed Amount of to be registered registered maximum maximum registration fee offering price per aggregate offering
                                   unit price
--------------------------------------------------------------------------------
     Common Stock, $.05 par value 128,000 $16.875(1) $2,160,000(1) $654.55
                          (including options under the
                          Culp, Inc. Performance-Based
                                  Option Plan)
================================================================================

(1) In accordance with Rule 457(h)(1) of Regulation C, the price for the shares is computed on the basis of the average high and low prices for Common Shares on May 15, 1997 as reported on the New York Stock Exchange.

       =================================================================

                       PART II INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The  following   documents  are   incorporated   by  reference   into  this
registration statement:

     (a) The Company's annual report on Form 10-K filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") for fiscal year ended April 28, 1996;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in paragraph (a) above; and

     (c) The description of securities contained in the Corporation's registration statement filed under the Exchange Act on Form 8-A, (SEC Registration No. 1-12597), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered by this registration statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the registration statement and to be part thereof from the date of filing of such documents.

Item 6. Indemnification of Directors and Officers.

     Section 55-2-02 of the North Carolina Business Corporation Act (the "North Carolina Corporation Act") enables a North Carolina corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach of duty as a director. No such provision is effective to eliminate or limit a director's liability for
(i) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation,
(ii) improper distributions described in Section 55-8-33 of the North Carolina Corporation Act, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date the exculpatory provision became effective. The Company's Articles of Incorporation limit the personal liability of its directors to the fullest extent permitted by the North Carolina Corporation Act.

     Sections 55-8-50 through 55-8-58 of the North Carolina Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification.
Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the bequest of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(i) conducted himself in good faith,

C-423747v02.02340.00081

     (ii) reasonable believed (1) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (2) that in all other cases his conduct at least was not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

     In addition to, and notwithstanding the conditions and limitations on indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina Corporation Act permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorneys' fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person seeking indemnification to be clearly in conflict with the best interests of the corporation. Because the Company's Bylaws provide for indemnification to the fullest extent permitted under the North Carolina Corporation Act, the Company may indemnify its directors, officers and employees in accordance with either the statutory or the nonstatutory standard.

     Sections 55-8-52 and 55-8-56 of the North Carolina Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful on the merits or otherwise in the defense of any proceeding to which such director or officer was, or was threatened to be made, a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in
Section 55-8-54 and 55-8-56.

     Additionally, Section 55-8-57 of the North Carolina Corporation Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Corporation Act to indemnify such party. The Company's directors and officers are currently covered under the directors' and officers' insurance policies maintained by the Company that will indemnify such persons against certain liabilities arising from acts or omissions in the discharge of their duties. Such insurance policies provide $15 million coverage for liabilities, including liabilities for alleged violation of securities laws.

Item 8.  Exhibits.

Exhibit Number                 Description

4.1 Culp, Inc. Performance-Based Option Plan (incorporated by reference to Exhibit 10(bb) of the Company's annual report on Form 10-K for fiscal year April 30, 1995


C-423747v02.02340.00081
                                       -2-

4.2 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3(i) of the Company's quarterly report on Form 10-Q for the period ended January 29, 1995)

4.3 Bylaws of the Company (incorporated by reference to Exhibit 3(b) of the Company's annual report on Form 10-K for the year ended April 28, 1991

5 Opinion of Robinson, Bradshaw & Hinson, P.A. with respect to the validity of the shares being offered

24.1       Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5)

24.2       Consent of KPMG Peat Marwick LLP

25.1       Power of Attorney of Robert G. Culp, III, dated April 29, 1997

25.2       Power of Attorney of Franklin N. Saxon, dated April 29, 1997

25.3       Power of Attorney of Howard L. Dunn, Jr., dated April 29, 1997

25.4       Power of Attorney of Harry R. Culp, dated April 29, 1997

25.5       Power of Attorney of Baxter P. Freeze, dated April 29, 1997

25.6       Power of Attorney of Earl M. Honeycutt, dated May 6, 1997

25.7       Power of Attorney of Patrick H. Norton, dated May 7, 1997

25.8       Power of Attorney of Earl N. Phillips, Jr., dated April 30, 1997

25.9       Power of Attorney of Bland W. Worley, dated April 29, 1997

Item 9.    Undertakings.

         The Company hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; and (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, the above subparagraphs (i) and (ii) shall not apply if the information to be included in a post-effective amendment by these subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference into the registration statement;

     (2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) The Company shall remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;


C-423747v02.02340.00081
                                       -3-

     (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C-423747v02.02340.00081
                                       -4-

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of High Point, State of North Carolina on May 21, 1997.

                     CULP, INC.

                     By:      /s/   Franklin N. Saxon
                                    Franklin N. Saxon
                                    Senior Vice President, Chief Financial
                                       Officer and Accounting Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                 Title                                 Date

 ROBERT G. CULP, III*      Chairman of the Board of              May 21, 1997
 --------------------        Directors and Chief
  Robert G. Culp, III        Executive Officer


 /s/ FRANKLIN N. SAXON     Senior Vice President, Chief
 ---------------------       Financial and Accounting             May 21, 1997
  Franklin N. Saxon          Officer and Director


HOWARD L. DUNN, JR.*       President, Chief Operating
--------------------       Officer and Director                   May 21, 1997
  Howard L. Dunn, Jr.


HARRY R. CULP*             Director
--------------                                                    May 21, 1997
 Harry R. Culp


BAXTER P. FREEZE*          Director
-----------------                                                 May 21, 1997
 Baxter P. Freeze


EARL M. HONEYCUTT*         Director
------------------                                                May 21, 1997
Earl M. Honeycutt


PATRICK H. NORTON*         Director
------------------                                                May 21, 1997
   Patrick H. Norton


EARL N. PHILLIPS, JR.*     Director
----------------------                                            May 21, 1997
   Earl N. Phillips


  BLAND W. WORLEY*         Director
  ----------------                                                May 21, 1997
   Bland W. Worley


*By:     /s/       FRANKLIN N. SAXON
----     -----------------------------------
        (Franklin N. Saxon, Attorney-in-Fact)




C-423747v02.02340.00081

                                  EXHIBIT INDEX


Exhibit Number                        Description

4.1 Culp, Inc. Performance-Based Option Plan (incorporated by reference to Exhibit 10(bb) to the Company's annual report on Form 10-K for fiscal year ended April 30, 1995.

4.2 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the Company's quarterly report on Form 10-Q for the quarter ended January 29, 1995)

4.3 Bylaws of the Company (incorporated by reference to Exhibit 3(b) to the Company's annual report on Form 10-K for the year ended April 28.
         1991)

5 Opinion of Robinson, Bradshaw & Hinson, P.A. with respect to the validity of the shares being offered

24.1     Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5)

24.2     Consent of KPMG Peat Marwick LLP

25.1     Power of Attorney of Robert G. Culp, III, dated April 29, 1997

25.2     Power of Attorney of Franklin N. Saxon, dated April 29, 1997

25.3     Power of Attorney of Howard L. Dunn, Jr., dated April 29, 1997

25.4     Power of Attorney of Harry R. Culp, dated April 29, 1997

25.5     Power of Attorney of Baxter P. Freeze, dated April 29, 1997

25.6     Power of Attorney of Earl M. Honeycutt, dated May 6, 1997

25.7     Power of Attorney of Patrick H. Norton, dated May 7, 1997

25.8     Power of Attorney of Earl N. Phillips, Jr., dated April 30, 1997

25.9     Power of Attorney of Bland W. Worley, dated April 29, 1997


C-423747v02.02340.00081

--------------------------------------------------------------------------------
       THISDOCUMENT  CONSTITUTES PART OF A PROSPECTUS  COVERING  SECURITIES THAT
           HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
--------------------------------------------------------------------------------


                            DESCRIPTION OF CULP, INC.
                          PERFORMANCE-BASED OPTION PLAN

             This prospectus document is dated as of May 21, 1997.

     The shares of common stock of Culp, Inc. (the "Company") covered by this prospectus document are offered by the Company in accordance with the Company's Performance-Based Option Plan (the "Plan"), a copy of which is attached hereto and made a part of this prospectus document. The following is only a summary of the Plan and is not intended to replace, for disclosure purposes, the text of the Plan, nor does it alter any rights granted under the Plan.

                               Summary of the Plan

     A. General. The Plan provides for a one-time grant of options (the "Options") to purchase shares of the Company's common stock, $.05 par value per share (the "Shares"), to the Company's officers and key senior managers. The purpose of the Plan is to increase the incentive for participants to contribute to the Company's success and to reward them for those contributions. The Plan is administered by the Compensation Committee of the Company's Board of Directors, which committee may delegate certain of its duties to selected committee members or employees of the Company.

     The Compensation Committee granted all 128,000 options in June 1994 at an exercise price of $.05 per share.

     The Options will become exercisable on January 1, 2003 except that a certain level of earnings by the Company or an optionholder's death, disability or retirement after reaching the age of 65 will result in the Options being exercisable earlier. The Options will expire three months after the termination of employment of the holder unless such termination is for cause in which case the Options will expire immediately. No Option may be exercised after December 31, 2003.

     The Plan may be amended, altered or discontinued by the Company's Board of Directors; however, no termination or amendment of the Plan shall materially and adversely affect any rights or obligations of the holders of an Option previously granted except with such holder's consent.

     Shares issued upon exercise of the Options will be original issue Shares and will not have been acquired by the Company in the open market. The number of Shares subject to the Options will be equitably adjusted by the Compensation Committee to reflect certain events such as a stock dividend or split and may be adjusted to reflect the occurrence of certain transactions such as a recapitalization, merger or reorganization.

     B. Grants. Options granted will not become exercisable until January 1, 2003, except that they will be exercisable earlier as follows: (a) if the Company's reported audited earnings over the 3-year period ending with the end of the Company's fiscal year 1997 average a compound growth rate of 17%, the Options will become exercisable 5 business days after the Company makes a public announcement of such earnings; and (b) if an option holder's employment with the Company is terminated due to death, disability or retirement after reaching the age of 65, the Options will become immediately exercisable.

C-423975v01.02340.00081

     The payment of the exercise price shall be in cash or to the extent permitted by the Compensation Committee, in Shares. No Option may be exercised after December 31, 2003.

     Options may not be transferred other than by will or applicable laws of descent and distribution or pursuant to a qualified domestic relations order.

     The Options will expire and are no longer exercisable three months after the termination of an Optionee's employment unless for cause in which case the Options will expire immediately.

     C. Administration. The Plan is administered by the Compensation Committee of the Company's Board of Directors composed solely of members who are "disinterested persons" (persons not eligible to receive Options). The Compensation Committee has complete authority to: (a) determine the officers and key senior managers who will receive Options, and other terms of such Options, subject to the terms of the Plan; (b) make and amend rules governing the administration of the Plan; (c) construe and interpret the Plan; (d) take actions necessary to keep the Plan in compliance with securities, tax and other laws; and (e) to make other necessary determinations in connection with the administration of the Plan.

     The Compensation Committee may designate selected committee members or certain employees of the company to assist its Board of Directors or such committee in the administration of the Plan and may grant authority to such persons to execute documents, including Options, on behalf of the Committee, subject to the requirements of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder ("Section 16"). The Plan provides that no member of the Compensation Committee or employee of the Company assisting the Board of Directors or the Compensation Committee in connection with the Plan shall be liable for any action taken or determination made in good faith.

     D. Certain Federal Income Tax Consequences; Section 16; Rule 144(e).

     (i) Taxes. The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to Options awarded under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     An optionee will not recognize any taxable income upon the grant of an Option, and the Company will not be entitled to a tax deduction with respect to such grant. Upon exercise of an Option, the excess of the fair market value of the Shares received on the exercise date over the exercise price for such Shares will be taxable as compensation income to the optionee. Subject to the optionee including such excess amount in income or the Company satisfying applicable reporting requirements, the Company should be entitled to a tax deduction in the amount of such compensation income. The optionee's tax basis for the Shares received pursuant to such exercise will equal the sum of the compensation income recognized and the exercise price.

     In the event of a sale of Shares received upon the exercise of an Option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such stock was more than one year.

     Under certain circumstances, the accelerated vesting or exercise of Options in connection with a change of control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of section 280G of the Internal Revenue Code. To the extent it is so

C-423975v01.02340.00081
                                       -2-
     considered, the optionee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

     (ii) Section 16. Section 16 applies to the Options and the underlying Shares subject to the Options. Section 16 requires officers, directors and more-than-10% owners of the Company's Shares to disgorge to the Company any profits result from the nonexempt purchase and sale, or vice- versa, of shares of Common Stock within a six-month period. Section 16 also requires such person to comply with certain reporting guidelines with respect to the Options and the underlying Shares.

     (iii) Rule 144(e). The Shares issued upon the exercise of Options have been registered under the Securities Act of 1933 on Form S-8. Optionees who are deemed "affiliates" under the 1933 Act and who desire to transfer such shares will be subject to the volume limitations under Rule 144(e) promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

     The Company recommends that all holders of the Options obtain advice from their own tax advisors or consultants or legal counsel prior to disposing of any Shares acquired under the Plan.

     E. ERISA. As of the date hereof, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     F. Information. Participants in the Plan may obtain additional information about the Plan and its administrators or obtain additional copies of (i) the Plan; (ii) this description of the Plan, or any similar documents describing the Plan or any changes or amendments thereto; (iii) the Company's registration statement on Form S-8 filed with the Securities and Exchange Commission with respect to the Plan; (iv) the Company's registration statement on Form 8-A filed with the Securities and Exchange Commission (SEC Registration No. 1-12597); and
(v) all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the documents described in clauses (iii) - (v) above being incorporated herein by reference), without charge and upon written or oral request, by contacting Franklin N. Saxon, Culp, Inc., 101 South Main Street, High Point, North Carolina 27261-2686 (phone (910) 889-5161).

C-423975v01.02340.00081
                                       -3-

Henry H. Ralston
     (704) 377-8355





                                                   May 16, 1997


Culp, Inc.
101 South Main Street
High Point, North Carolina  27261
Attention:  Franklin N. Saxon

     Re: Registration Statement on Form S-8 of Culp, Inc. Performance-Based Option Plan

Ladies and Gentlemen:

     We have served as counsel to Culp, Inc., a North Carolina corporation (the "Company"), in connection with the preparation by the Company of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale of up to 128,000 shares of the Company's common stock, $.05 par value per share (the "Shares"), to be issued pursuant to the Company's Performance-Based Option Plan (the "Plan"), and the related options granted thereunder.

     We have examined the Articles of Incorporation and the bylaws of the Company (collectively, the "Charter and Bylaws"), all corporate proceedings relating to the authorization, issuance and sale of the Shares, and such other documents and records as we have deemed necessary in order to enable us to render this opinion. In rendering the opinion set forth in paragraph (i) below, we have relied solely upon a certificate of existence issued by the Secretary of State of North Carolina on January 30, 1997.

     Based upon the foregoing, and subject to the conditions set forth below, we are of the opinion that Shares, when issued and sold by the Company pursuant to the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

     We have assumed that the Company and those officers and employees that may receive options to purchase Shares under the Plan will have complied with the relevant requirements of the Plan and that all prescribed filings with regulatory authorities, including any stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of any of the Shares.


C-425515v01.02340.00081

Culp, Inc.
May 16, 1997
Page 2
-------------------------

     The opinions expressed herein are contingent upon the Registration Statement, as amended, becoming effective under the Securities Act of 1933 and the Charter and Bylaws not being further amended prior to the issuance of the Shares.

     We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            ROBINSON, BRADSHAW & HINSON, P.A.



                                            Henry H. Ralston

HHR

C-425515v01.02340.00081

The Board of Directors
Culp, Inc.:

     We consent to incorporation by reference in the registration statement (No.333-____) on Form S-8 of Culp, Inc. of our report dated May 29, 1996, relating to the consolidated balance sheets of Culp, Inc. and subsidiary as of April 28, 1996 and April 30, 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended April 28, 1996 which report appears in the 1996 Annual Report to Shareholders, which is incorporated by reference into the April 28, 1996 Form 10-K of Culp, Inc.

                                                          KPMG Peat Marwick LLP

Greensboro, North Carolina
May 21, 1997

                                POWER OF ATTORNEY


     THE UNDERSIGNED director of Culp, Inc. (the "Company") hereby appoints Robert G. Culp, III, Franklin N. Saxon and Stephen T. Hancock and each of them singly, as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 128,000 shares of the Company's common stock, $.05 par value per share, and the related options granted under the Company's Performance-Based Option Plan (the "Plan"), and any and all amendments, including post-effective amendments, and exhibits to such registration statement, and any and all applications or other documents to be filed with the Commission or otherwise pertaining to such registration statement or amendments, with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such shares and options.


         EXECUTED on the 29th day of April, 1997.


                                            /s/ Robert G. Culp, III
                                            -----------------------------------
                                            Robert G. Culp, III


C-423385v01.02340.00081

                                POWER OF ATTORNEY


     THE UNDERSIGNED director of Culp, Inc. (the "Company") hereby appoints Robert G. Culp, III, Franklin N. Saxon and Stephen T. Hancock and each of them singly, as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 128,000 shares of the Company's common stock, $.05 par value per share, and the related options granted under the Company's Performance-Based Option Plan (the "Plan"), and any and all amendments, including post-effective amendments, and exhibits to such registration statement, and any and all applications or other documents to be filed with the Commission or otherwise pertaining to such registration statement or amendments, with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such shares and options.


         EXECUTED on the 29th day of April, 1997.


                                            /s/ Franklin N. Saxon
                                            -----------------------------------
                                            Franklin N. Saxon



C-423385v01.02340.00081

                                POWER OF ATTORNEY


     THE UNDERSIGNED director of Culp, Inc. (the "Company") hereby appoints Robert G. Culp, III, Franklin N. Saxon and Stephen T. Hancock and each of them singly, as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 128,000 shares of the Company's common stock, $.05 par value per share, and the related options granted under the Company's Performance-Based Option Plan (the "Plan"), and any and all amendments, including post-effective amendments, and exhibits to such registration statement, and any and all applications or other documents to be filed with the Commission or otherwise pertaining to such registration statement or amendments, with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such shares and options.


         EXECUTED on the 29th day of April, 1997.


                                            /s/ Howard L. Dunn, Jr.
                                            -----------------------------------
                                            Howard L. Dunn, Jr.



C-423385v01.02340.00081

                                POWER OF ATTORNEY


     THE UNDERSIGNED director of Culp, Inc. (the "Company") hereby appoints Robert G. Culp, III, Franklin N. Saxon and Stephen T. Hancock and each of them singly, as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 128,000 shares of the Company's common stock, $.05 par value per share, and the related options granted under the Company's Performance-Based Option Plan (the "Plan"), and any and all amendments, including post-effective amendments, and exhibits to such registration statement, and any and all applications or other documents to be filed with the Commission or otherwise pertaining to such registration statement or amendments, with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such shares and options.


         EXECUTED on the 29th day of April, 1997.


                                            /s/ Harry R. Culp
                                            -----------------------------------
                                            Harry R. Culp



C-423385v01.02340.00081

                                POWER OF ATTORNEY


     THE UNDERSIGNED director of Culp, Inc. (the "Company") hereby appoints Robert G. Culp, III, Franklin N. Saxon and Stephen T. Hancock and each of them singly, as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 128,000 shares of the Company's common stock, $.05 par value per share, and the related options granted under the Company's Performance-Based Option Plan (the "Plan"), and any and all amendments, including post-effective amendments, and exhibits to such registration statement, and any and all applications or other documents to be filed with the Commission or otherwise pertaining to such registration statement or amendments, with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such shares and options.


         EXECUTED on the 29th  day of April, 1997.


                                             /s/ Baxter P. Freeze
                                             -----------------------------------
                                             Baxter P. Freeze


C-423385v01.02340.00081

                                POWER OF ATTORNEY


     THE UNDERSIGNED director of Culp, Inc. (the "Company") hereby appoints Robert G. Culp, III, Franklin N. Saxon and Stephen T. Hancock and each of them singly, as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 128,000 shares of the Company's common stock, $.05 par value per share, and the related options granted under the Company's Performance-Based Option Plan (the "Plan"), and any and all amendments, including post-effective amendments, and exhibits to such registration statement, and any and all applications or other documents to be filed with the Commission or otherwise pertaining to such registration statement or amendments, with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such shares and options.


         EXECUTED on the 6th day of May, 1997.


                                            /s/ Earl M. Honeycutt
                                            -----------------------------------
                                            Earl M. Honeycutt


C-423385v01.02340.00081

                                POWER OF ATTORNEY


     THE UNDERSIGNED director of Culp, Inc. (the "Company") hereby appoints Robert G. Culp, III, Franklin N. Saxon and Stephen T. Hancock and each of them singly, as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 128,000 shares of the Company's common stock, $.05 par value per share, and the related options granted under the Company's Performance-Based Option Plan (the "Plan"), and any and all amendments, including post-effective amendments, and exhibits to such registration statement, and any and all applications or other documents to be filed with the Commission or otherwise pertaining to such registration statement or amendments, with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such shares and options.


         EXECUTED on the 7th day of May, 1997.


                                               /s/ Patrick H. Norton
                                               --------------------------------
                                               Patrick H. Norton




C-423385v01.02340.00081

                                POWER OF ATTORNEY


     THE UNDERSIGNED director of Culp, Inc. (the "Company") hereby appoints Robert G. Culp, III, Franklin N. Saxon and Stephen T. Hancock and each of them singly, as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 128,000 shares of the Company's common stock, $.05 par value per share, and the related options granted under the Company's Performance-Based Option Plan (the "Plan"), and any and all amendments, including post-effective amendments, and exhibits to such registration statement, and any and all applications or other documents to be filed with the Commission or otherwise pertaining to such registration statement or amendments, with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such shares and options.


         EXECUTED on the 30th day of April, 1997.


                                            /s/ Earl N Phillips, Jr.
                                            -----------------------------------
                                            Earl N. Phillips, Jr.



C-423385v01.02340.00081

                                POWER OF ATTORNEY


     THE UNDERSIGNED director of Culp, Inc. (the "Company") hereby appoints Robert G. Culp, III, Franklin N. Saxon and Stephen T. Hancock and each of them singly, as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 128,000 shares of the Company's common stock, $.05 par value per share, and the related options granted under the Company's Performance-Based Option Plan (the "Plan"), and any and all amendments, including post-effective amendments, and exhibits to such registration statement, and any and all applications or other documents to be filed with the Commission or otherwise pertaining to such registration statement or amendments, with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such shares and options.


         EXECUTED on the 29th day of April, 1997.


                                            /s/ Bland W. Worley
                                            -----------------------------------
                                            Bland W. Worley


C-423385v01.02340.00081